UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF THE

SECURITIES EXCHANGE ACT OF 1934

Omnicom Group Inc.

(Exact name of registrant as specified in its charter)

New York (State or other jurisdiction of incorporation or organization)	13-1514814 (I.R.S. Employer Identification No.)

437 Madison Avenue New York, New York (Address of principal executive offices)	10022
(Zip Code)

Omnicom Capital Inc.

(Exact name of registrant as specified in its charter)

Connecticut (State or other jurisdiction of incorporation or organization)	06-1582649 (I.R.S. Employer Identification No.)

1055 Washington Boulevard Stamford, Connecticut (Address of principal executive offices)	06901
(Zip Code)

Omnicom Finance Holdings plc

(Exact name of registrant as specified in its charter)

England and Wales (State or other jurisdiction of incorporation or organization)	Not Applicable (I.R.S. Employer Identification No.)

Bankside 3, 90-100 Southwark Street London, United Kingdom (Address of principal executive offices)	SE1 0SW
(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of exchange on which each class is to be registered
0.800% Senior Notes due 2027 1.400% Senior Notes due 2031	The New York Stock Exchange The New York Stock Exchange

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c) or (e), please check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d) or (e), check the following box. ☐

If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box. ☐

Securities Act registration statement or Regulation A offering statement file number to which this form relates:

333-231652

(if applicable)

Securities to be registered pursuant to Section 12(g) of the Act:

None

(Title of Class)

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Omnicom Group Inc. (“OGI”), Omnicom Capital Inc. (“OCI”) and Omnicom Finance Holdings plc (“OFHP” and, together with OGI and OCI, the “Registrants”) have filed with the Securities and Exchange Commission (the “Commission”) pursuant to Rule 424(b) under the Securities Act of 1933, as amended, a prospectus supplement, dated June 24, 2019 (the “Prospectus Supplement”) and the accompanying prospectus, dated May 21, 2019 (the “Base Prospectus”), contained in the Registrants’ effective Registration Statement on Form S-3 (Registration No. 333-231652), which Registration Statement was filed with the Commission on May 21, 2019, relating to the securities to be registered hereunder. The Prospectus Supplement relates to €500,000,000 aggregate principal amount of 0.800% Senior Notes due 2027 (the “2027 Notes”) and €500,000,000 aggregate principal amount of 1.400% Senior Notes due 2031 (the “2031 Notes” and, together with the 2027 Notes, the “Notes”) issued by OFHP. The Notes are fully and unconditionally guaranteed by OGI and OCI. The Registrants incorporate by reference the Base Prospectus and the Prospectus Supplement to the extent set forth below.

Item 1. Description of Registrant’s Securities to be Registered.

The descriptions under the heading “Description of Notes” in the Prospectus Supplement and “Description of International Debt Securities” in the Base Prospectus are incorporated by reference herein. Copies of such descriptions will be filed with The New York Stock Exchange.

Item 2. Exhibits.

Exhibit Number	Description
4.1	Base Indenture, dated as of July 8, 2019, among Omnicom Finance Holdings plc, as issuer, Omnicom Group Inc. and Omnicom Capital Inc., as guarantors, and Deutsche Bank Trust Company Americas, as trustee (incorporated by reference to Exhibit 4.1 to Omnicom Group Inc.’s Current Report on Form 8-K (File No. 1-10551), filed on July 8, 2019).
4.2	First Supplemental Indenture, dated as of July 8, 2019, among Omnicom Finance Holdings plc, as issuer, Omnicom Group Inc. and Omnicom Capital Inc., as guarantors, and Deutsche Bank Trust Company Americas, as trustee (incorporated by reference to Exhibit 4.2 to Omnicom Group Inc.’s Current Report on Form 8-K (File No. 1-10551), filed on July 8, 2019).
4.3	Form of 0.800% Notes due 2027 (included in Exhibit 4.2).
4.4	Form of 1.400% Notes due 2031 (included in Exhibit 4.2).

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, each registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

OMNICOM GROUP INC.

Date: July 8, 2019	By:	/s/ Philip J. Angelastro
Name: Philip J. Angelastro
Title: Executive Vice President and Chief Financial Officer

OMNICOM CAPITAL INC.

Date: July 8, 2019	By:	/s/ Eric Huttner
Name: Eric Huttner
Title: Executive Vice President and Director

OMNICOM FINANCE HOLDINGS PLC

Date: July 8, 2019	By:	/s/ Stephen Medhurst
Name: Stephen Medhurst
Title: Director